Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-199864) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended by the First Amendment;
2.	Registration Statement (Form S-8 No. 333-153103) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan or any combination of the foregoing;
3.	Registration Statement (Form S-8 No. 333-209838) pertaining to the LSB Industries, Inc. 2008 Incentive Plan, as amended;
4.	Registration Statement (Form S-8 No. 333-212281) pertaining to the LSB Industries, Inc. 2016 Long Term Incentive Plan; and
5.	Registration Statement (Form S-3 No. 333-228139) of LSB Industries, Inc.

of our report dated February 25, 2021, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in this Annual Report (Form 10-K) of LSB Industries, Inc. for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma

February 25, 2021